                                                                     Exhibit 1.2



                           AAMES CAPITAL CORPORATION

                       Adjustable Rate Asset Backed Bonds

                               PRICING AGREEMENT





                                                                  March 18, 1997


Credit Suisse First Boston Corporation,
  as Representative of the several Underwriters
  named in Schedule I hereto
  c/o    Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, New York  10010


Ladies and Gentlemen:

Aames Capital Acceptance Corporation (the "Transferor") proposes, subject to the terms and condition stated herein and the Underwriting Agreement, dated March 18, 1997 (the "Underwriting Agreement"), between the Transferor and Credit Suisse First Boston Corporation, as underwriter and as Representative (in such capacity, the "Representative" of the several underwriters named in Schedule I hereto (together with the Representative, the "Underwriters"), to issue and sell to the Underwriters the series of asset- backed bonds specified in Schedule II hereto (the "Bonds"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Bonds. Each reference to Representative contained in the Underwriting Agreement shall be deemed to refer to the Representative named herein. Unless otherwise defined herein, terms in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Bonds in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Transferor agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Transferor, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Bonds set forth opposite the name of such Underwriter set forth in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Transferor.



                                        Very truly yours,


                                        AAMES CAPITAL ACCEPTANCE
                                        CORPORATION



                                        By:  /s/ Mark E. Elbaum
                                           -----------------------------------
                                        Name:  Mark E. Elbaum
                                        Title: Senior Vice President - Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:


CREDIT SUISSE FIRST BOSTON CORPORATION



By:  /s/ Fiachra T. O'Driscoll
   ------------------------------
Name:  Fiachra T. O'Driscoll
Title: Vice President

       For itself and as
       Representative of the several
       Underwriters named in
       Schedule I hereto

                                   SCHEDULE I


                                                                 Principal
                                                                 Amount of
       Underwriter                                                 Bonds
       -----------                                             ------------
       Credit Suisse First Boston Corporation                  $166,000,000

       Donaldson, Lufkin & Jenrette Securities
       Corporation                                             $124,500,000

       Prudential Securities Incorporated                      $ 62,250,000

       Lehman Brothers Inc.                                    $ 62,250,000


       Total                                                   $415,000,000

                                  SCHEDULE II


Registration Statement No. 333-21219
 Base Prospectus March 18, 1997
 Prospectus Supplement dated March 18, 1997

           Amount of Bonds:                        $415,000,000 (approximate)
           Initial Interest Rate:                  LIBOR plus .20%
           Purchase Price Percentage:              99.75%
           Cut-off Date:                           March 1, 1997
           Closing:                                March 26, 1997
           Denominations:                          $1,000.00 and integral multiples of $1.00 in
                                                   excess thereof.


Representative with respect to the Bonds          Credit Suisse First Boston
                                                  Corporation
Insurer:  Financial Security Assurance Inc.

Location of Settlement: The offices of Andrews & Kurth L.L.P., 601 South Figueroa Street, Los Angeles, California